UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Prosperity Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

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Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 19, 2005

Shareholders of Prosperity Bancshares, Inc.:

The 2005 Annual Meeting of Shareholders (the “Meeting”) of Prosperity Bancshares, Inc. (the “Company”) will be held at the River Oaks Banking Center of Prosperity Bank at Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas, on Tuesday, April 19, 2005, beginning at 10:00 a.m. (local time), for the following purposes:

1.	To elect four (4) directors of Class I to serve on the Board of Directors of the Company until the Company’s 2008 annual meeting of shareholders and one (1) director of Class II to serve on the Board of Directors of the Company until the Company’s 2006 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 7, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

Ned S. Holmes
Chairman of the Board

Houston, Texas

March 18, 2005

Your Vote is Important.

You are cordially invited and urged to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope. The proxy is revocable in the manner described in the proxy statement at any time before it is voted at the Meeting. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

PROSPERITY BANCSHARES, INC.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

March 18, 2005

PROXY STATEMENT

FOR

2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 19, 2005

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Prosperity Bancshares, Inc. (the “Company”) for use at the 2005 Annual Meeting of Shareholders of the Company to be held at the Company’s principal executive offices at Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas, on Tuesday, April 19, 2005, beginning at 10:00 a.m. (local time), and any adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2005 Annual Meeting of Shareholders. This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about March 18, 2005.

Voting of Proxies

Shares of the Company’s common stock, $1.00 par value (“Common Stock”), represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions indicated on the proxy. If no instructions are specified on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy will be voted with respect thereto in accordance with the judgment of the persons designated in the proxy. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

Revocability of Proxies

Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is voted at the Meeting by:

•	delivering to the Secretary of the Company a written notice of revocation;

•	submitting to the Secretary of the Company a duly executed proxy bearing a later date; or

•	attending the Meeting and voting in person.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, (713) 693-9300, Attention: denise Urbanovsky, Secretary. Any shareholder who holds shares in street name with a bank or broker must contact that bank or broker if he or she wishes to revoke his or her proxy.

Solicitation of Proxies

The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Common Stock.

Annual Report

The Company’s Annual Report to Shareholders, including financial statements, for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, accompanies but does not constitute part of this proxy statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock at the close of business on March 7, 2005 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. At that time, there were 27,471,396 shares of Common Stock outstanding, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter will be included in determining whether a quorum exists. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company.

Directors will be elected by a plurality of the votes cast in person or by proxy. Accordingly, the four Class I nominees and one Class II nominee receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to approve the appointment of the independent registered public accounting firm. Abstentions will have the effect of a vote against such matter. However, broker non-votes will be deemed shares not present to vote on such matter and will not count as votes for or against the proposal and will not be included in calculating the number of votes necessary for approval of such matter. A broker non-vote occurs if a broker or other nominee of shares does not have discretionary authority to vote the shares and has not received voting instructions with respect to a particular matter.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

In accordance with the Company’s Amended and Restated Bylaws, members of the Board of Directors are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class I directors expires at the Meeting. The terms of the Class II and Class III directors expire at the annual meeting of shareholders in 2006 and 2007, respectively.

The Nominating Committee has recommended to the Board, and the Board has approved the nomination of William H. Fagan, M.D., D. Michael Hunter, Perry Mueller, Jr., D.D.S. and Harrison Stafford II to fill four of the five expiring Class I director positions. A. Virgil Pace, who currently serves as a Class I director, is retiring from the Board effective at the Meeting and the Board has chosen not to fill his vacancy at this time. Messrs. Fagan,

Hunter, Mueller and Stafford are currently serving as Class I directors. Mr. Hunter was appointed by the Board as a Class I director effective March 1, 2005 in connection with the merger of First Capital Bankers, Inc. (“First Capital”) into the Company. The four Class I nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2008.

In connection with the merger of First Capital into the Company on March 1, 2005, the Board of Directors increased the size of the Board by two positions and appointed D. Michael Hunter as a Class I director and S. Reed Morian as a Class II director. In accordance with Texas law, a director appointed by the Board as a result of an increase in the number of directors may serve for a term continuing until the next election of directors by shareholders. Accordingly, the Nominating Committee has also recommended to the Board, and the Board has approved the nomination of S. Reed Morian as a Class II director. If elected at the Meeting, Mr. Morian will serve until the annual meeting of shareholders in 2006.

The four Class I nominees and one Class II nominee receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled only by a majority vote of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

Nominees for Election

The following table sets forth the age and positions with the Company and Prosperity Bank (the “Bank”) for each nominee for election as a director of the Company:

Name	Age	Positions with the Company and Prosperity Bank
William H. Fagan, M.D.	75	Class I Director of the Company

D. Michael Hunter	62	Class I Director and Vice Chairman of the Company; Director of the Bank

Perry Mueller, Jr., D.D.S.	71	Class I Director of the Company; Director of the Bank

Harrison Stafford II	63	Class I Director of the Company

S. Reed Morian	59	Class II Director of the Company

William H. Fagan, M.D. Dr. Fagan was appointed a director of the Company in September 2002. Dr. Fagan is an investor who had served as a director of Paradigm Bancorporation, Inc. from 1996 until its merger with the Company on September 1, 2002. He served on the board of Paradigm Bank Texas since its formation in

1980. From 1965 to 1980, Dr. Fagan served on the board of directors of Channelview State Bank, which later changed its name to Prime Bank.

D. Michael Hunter. Mr. Hunter became a director of the Company and the Bank on March 1, 2005 in connection with the merger of First Capital into the Company. He graduated from St. Mary’s University in San Antonio, Texas, where he also attended law school. He began his banking career in Houston at a major banking company in 1965. In 1969 he became an Executive Vice President heading the Administrative, Trust, Lending and Marketing divisions of Corpus Christi’s second largest bank. Following that, he was President and Chief Operating Officer of Victoria Bankshares, Inc. and Victoria Bank & Trust Company. From its inception in 1995 until its sale in March 2005, he served as Chairman, President and CEO of First Capital and Chairman and CEO of the FirstCapital Bank. He previously served as Chairman of the American Bankers Association Political Action Committee, BankPac and Chairman of Texas Bankers Association Political Action Committee, BALLOT. From a civic standpoint, he has served as Chairman of United Way of the Coastal Bend and various positions in chambers of commerce across South Texas. He has served as past President and a member of the board of Victoria Economic Development Corporation, served on the boards of the Art Museum of South Texas, the Victoria Regional Museum Association, the Texas Council on Economic Education and the Gulf Coast Council of Boy Scouts of America. He formerly served on the Board of Trustees of St. Mary’s University, San Antonio, Texas for eight years and on its Investment Committee overseeing the University’s Endowment Fund.

Perry Mueller, Jr., D.D.S. Dr. Mueller was appointed a director of the Company in November 2001. Dr. Mueller, a dentist, has been in private practice in Lake Jackson, Texas for over 40 years. He completed his predental education from the University of Texas and graduated with honors from the University of Texas Dental Branch in the Texas Medical Center. He was one of the original founders of First National Bank in Lake Jackson, Texas and served as Vice Chairman of the Board of that bank from 1963 until 2002. Dr. Mueller was a founder of the Brazosport Day Care Center, a life member of Optimist International, a past officer of the Kiwanis Club and Rotary International and has served as a dental missionary in Haiti, Africa, Mexico and South Korea. Mr. Mueller is the father-in-law of David Zalman.

Harrison Stafford II. Mr. Stafford became a director of the Company in April 2000. He has served as the County Judge for Jackson County, Texas since January 1991. He also served as Jackson County Auditor from 1972 to 1990. Mr. Stafford currently serves as Director of the Jackson County United Way, Director of the Jackson County 100 Club, Chairman of the Lavaca Regional Water Planning Group, Director of the Gulf Bend MHMR and Treasurer of the Texana Museum and Library Association.

S. Reed Morian. Mr. Morian became a director of the Company on March 1, 2005 in connection with the merger of First Capital into the Company. Mr. Morian is Chairman, CEO and President of DX Holding Company, Inc. and DX Service Company, Inc. He also serves on the board of directors of the Federal Reserve Bank of Dallas-Houston Branch, Natural Resource Partners LP, a limited partnership listed on the New York Stock Exchange, New Gauley Coal Corporation, Western Pocahontas Corporation, GNP Management Corp., and previously, Liberty Savings Association. He is involved in various real estate and natural resource ventures. He has previously served on various civic boards including the Houston Museum of Natural Science, Houston Symphony, St. John’s School, Texas Heart Institute, Memorial Hermann Hospital System and the Houston Parks Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s Class II and Class III directors, whose terms of office do not expire at the Meeting, and executive officers of the Company:

Name	Age	Positions with the Company and Bank
Directors:

James A. Bouligny	69	Class II Director of the Company

Charles A. Davis, Jr.	71	Class III Director of the Company

Ned S. Holmes	60	Class III Director and Chairman of the Board of the Company; Director of the Bank

Charles J. Howard, M.D.	70	Class II Director of the Company

Tracy T. Rudolph	65	Class III Director of the Company

Robert Steelhammer	64	Class II Director of the Company

H. E. Timanus, Jr.	60	Class II Director, Executive Vice President and Chief Operating Officer of the Company; Director, President and Chief Operating Officer of the Bank

David Zalman	48	Class III Director, President and Chief Executive Officer of the Company; Director, Chairman of the Board and Chief Executive Officer of the Bank

Executive officers who are not also directors:

David Hollaway	49	Chief Financial Officer of the Company; Executive Vice President and Chief Financial Officer of the Bank

Peter Fisher	58	General Counsel of the Company; Director, Vice Chairman and General Counsel of the Bank

James D. Rollins III	46	Senior Vice President/Investor Relations of the Company; Director and Vice Chairman of the Bank

James A. Bouligny. Mr. Bouligny has been a director of the Company since 1991. Mr. Bouligny has been a named partner in the El Campo law firm of Duckett, Bouligny & Collins, LLP for more than the past five years. Mr. Bouligny received a Bachelor of Business Administration degree and a Juris Doctor degree from the University of Texas. Mr. Bouligny’s civic activities include a 24 year tenure as a member of the Board of Directors of Wharton County Junior College and a 17 year tenure as City Attorney for El Campo, Texas. He is currently a member of the MG and Lillie Johnson Foundation.

Charles A. Davis, Jr. Mr. Davis became a director of the Company on February 23, 2001. From 1983 to 2001, Mr. Davis served as a director of Commercial Bancshares, Inc. and from 1974 to 2001 he served as a director of Heritage Bank (previously known as Wharton Bank & Trust). Mr. Davis was born in Wharton, Texas and is affiliated with Wharton Turf Grass, Inc. Mr. Davis has been a member of the Gulf Coast Medical Foundation since 1980 and has served as Treasurer since 1983. He has also served as Treasurer of the Wharton County Historical Museum since 1990.

Ned S. Holmes. Mr. Holmes became Chairman of the Board of the Company on February 23, 2001. Prior to the merger of Commercial Bancshares, Inc. into the Company, he served as Chairman of the Board of Commercial Bancshares since 1991 and as a director of Commercial Bancshares since 1986. Mr. Holmes was born in Houston, Texas and served as the President of Commercial Bancshares from 1979 to 1986. In 1991, Mr. Holmes was named Senior Chairman of the Board of Heritage Bank. From 1980 through the present, Mr. Holmes has served as Chairman of the Board and President of Parkway Investments/Texas, Inc. and managed his Houston-based real estate assets, the San Diego Princess Hotel and other special real estate projects. Mr. Holmes is affiliated with NH-5, Inc., Ned S. Holmes Investments, Inc., Laing Properties, Inc. and Bovis Homes, Inc. Parkway Investments/Texas, Inc., Bovis Homes, Inc. and Laing Properties, Inc. are each wholly-owned subsidiaries of P&O Steam Navigation Co., a London stock exchange company. He also serves as a director of Archstone-Smith Trust, a real estate investment trust which is listed on the New York Stock Exchange and a director of Seitel, Inc., which is traded on the OTC Bulletin Board. Mr. Holmes is the Chairman Emeritus of The Port of Houston Authority and former Chairman of the Greater Houston Partnership. Mr. Holmes also serves as a director of the Memorial Hermann Hospital System and the Baylor College of Medicine.

Charles J. Howard, M.D. Dr. Howard was appointed a director of the Company in September 2002. Dr. Howard is an investor who had been Chairman of the Board of Paradigm Bancorporation, Inc. from 1996 until its merger with the Company on September 1, 2002. He served on the board of Paradigm Bank Texas since its formation in 1980. Dr. Howard has served as a director of Vail Valley Medical Center since 1985, and was chairman of that board from 1992 to 1996.

Tracy T. Rudolph. Mr. Rudolph, a director of the Company, founded the Company in 1983 and served as Chairman of the Board from its inception until February of 2001. From 1980 to 1986, Mr. Rudolph was Chairman and Chief Executive Officer of South Main Bank in Houston. Prior to that, he worked at Town & Country Bank in Houston from 1972 to 1980, where he became President and Chief Executive Officer prior to that bank’s acquisition by Allied Bancshares, Inc. Mr. Rudolph has over 35 years of commercial banking experience.

Robert Steelhammer. Mr. Steelhammer has been a director of the Company since its inception. Mr. Steelhammer has been a named partner with Steelhammer & Miller, P.C. in Houston for more than the past five years. He received a Bachelor of Science degree from the University of Texas and a Juris Doctor degree from South Texas College of Law. He is a member of the State Bar of Texas, a registered professional engineer for the State of Texas and a member of the American Institute of Chemical Engineers.

H. E. Timanus, Jr. Mr. Timanus became a director and Executive Vice President and Chief Operating Officer of the Company and a director and President and Chief Operating Officer of the Bank on February 23, 2001. Prior to this, from 1986 to 2001, Mr. Timanus served as President and Chief Executive Officer of Commercial and from 1988 to 2001, he served as Chief Executive Officer and Chairman of Heritage Bank. Mr. Timanus also serves as a director of Financial Federal Corporation, a financial services company listed on the New York Stock Exchange. Mr. Timanus was born in Houston, Texas.

David Zalman. Mr. Zalman joined the Bank as President in 1986 and became Chairman of the Board and Chief Executive Officer in 2001. Mr. Zalman became a director and Vice President/Secretary of the Company in 1987, President in 2000 and President and Chief Executive Officer in 2001. From 1978 to 1986, Mr. Zalman was employed by Commercial State Bank in El Campo, beginning as cashier and rising to become Chief Executive Officer. Mr. Zalman received a Bachelor of Business Administration degree in Finance and Marketing from the University of Texas in 1978. He is a founding principal of New ICM LP, a manufacturer and distributor of children’s clothing to national and international companies, and currently serves as a partner and director. He has served as a member of the El Campo City Council and as a Trustee of the St. Philip Catholic School Endowment

Fund, as well as on various other civic clubs and charitable organizations. Mr. Zalman is the son-in-law of Perry Mueller, Jr., D.D.S.

Executive Officers of the Company

Peter Fisher. Mr. Fisher was appointed General Counsel of the Company in October 2004 and also serves as General Counsel of the Bank. Mr. Fisher has served as Vice Chairman of the Bank since September 2002, when the Company acquired Paradigm Bancorporation, Inc. (“Paradigm”). Mr. Fisher had served as the President and Chief Executive Officer of Paradigm from 1999 until its sale in 2002 and was President and Chief Operating Officer from 1997 to 1999. He also had served as President and Chief Executive Officer of Paradigm Bank from 2000 to 2002 and was Vice Chairman of Woodcreek Bank, Paradigm Bank’s predecessor, from 1999 to 2000. Mr. Fisher was a director of both Paradigm and Paradigm Bank from 1997 to 2002. From 1996 to 1997, Mr. Fisher was executive vice president of American Bank in Houston. Prior to that, he was president of Charter Bank-Houston. Mr. Fisher serves on the board of the Houston Community College Foundation. Mr. Fisher is an attorney licensed to practice law in Texas.

David Hollaway. Mr. Hollaway joined the Bank in 1992 as Senior Vice President and Chief Financial Officer and served as Treasurer of the Company from 1993 to 1999. He was appointed Chief Financial Officer of the Company in 1998 and Executive Vice President of the Bank in 2004. From 1990 to 1992, Mr. Hollaway worked for the Resolution Trust Corporation in its Gulf Coast Consolidated Office in Houston. From 1988 to 1990, he worked as the Cost Accounting Manager of San Jacinto Savings Association in Bellaire, Texas. From 1981 to 1988, Mr. Hollaway was Vice President-Auditor of South Main Bank in Houston. Mr. Hollaway is a Certified Public Accountant.

James D. Rollins III. Mr. Rollins was appointed a Senior Vice President of the Company in 2001 and Vice Chairman of the Bank in 2004. He is responsible for the Company’s Investor Relations function. He previously served as Executive Vice President of the Bank from 2002 to 2004 and President of the Matagorda Banking Centers of the Bank from 1994 to 2002. From 1983 to 1994, Mr. Rollins worked for First State Bank and Trust Company in Port Lavaca and Bay City, Texas. Mr. Rollins received a Bachelor of Business Administration from the University of Texas at Austin and is a graduate of the Southwestern Graduate School of Banking at Southern Methodist University.

Each officer of the Company is elected by the Board of Directors of the Company and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE AND NOMINATING PROCEDURES

Meetings of the Board of Directors

The Board of Directors of the Company held four meetings during 2004. There was no director who attended less than 75% of the aggregate of the (1) total number of meetings of the Board and (2) total number of meetings held by committees on which he served.

Committees of the Board of Directors

The Company’s Board of Directors has four committees, the Audit, Compensation, Corporate Governance and Nominating Committees, which are described below.

Audit Committee. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others, the Company’s internal controls and the Company’s audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board of Directors concerning such matters, appoints the independent registered public accounting firm for the Company and the Bank, reviews the scope of work of the independent registered public accounting firm and their reports and reviews the activities and actions of the Bank’s internal auditors. The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s quarterly financial results and the quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. The Audit Committee operates pursuant to a written charter, a copy of which is available electronically in the corporate governance section of the Investor Relations page of the Company’s web site at www.prosperitybanktx.com. The Audit Committee held ten meetings during 2004.

The Audit Committee is comprised of James A. Bouligny, Harrison Stafford II and Robert Steelhammer, each of whom is an independent director of the Company in accordance with the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that Harrison Stafford II is an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission.

Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company’s executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company’s stock option plans and makes recommendations to the Board of Directors as to option grants to Company and Bank employees under such plans. The Compensation Committee currently consists of James A. Bouligny, Charles A. Davis, Jr., Ned S. Holmes and Harrison Stafford II, each of whom is an independent director in accordance with the Nasdaq Stock Market listing standards. The Compensation Committee held two meetings during 2004 to review such compensation and employee benefit matters.

Corporate Governance Committee. The Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the function and needs of the Board, including:

•	reviewing and recommending policies applicable to the Board;

•	regularly reviewing issues and developments related to corporate governance and reassessing the corporate governance guidelines and recommending any proposed changes to the Board;

•	administering and overseeing compliance with the Company’s Code of Ethics;

•	reviewing the responsibilities and composition of key Board committees and making recommendations to the Board; and

•	soliciting input from the directors and, on an annual basis, conducting a review of the effectiveness of the operation of the Board and its committees.

The members of the Corporate Governance Committee include James A. Bouligny, Charles J. Howard, M.D., Tracy T. Rudolph and Robert Steelhammer, each of whom is an independent director in accordance with the Nasdaq Stock Market listing standards.

Nominating Committee. The Nominating Committee is responsible for making recommendations to the Board regarding the membership of the Board, including:

•	recommending to the Board the slate of director nominees for election at the annual meeting of shareholders;

•	considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by shareholders;

•	establishing criteria for selecting new directors; and

•	reviewing the backgrounds and qualifications of possible candidates for director positions.

The Nominating Committee operates pursuant to a written charter, a copy of which is available electronically in the corporate governance section of the Investor Relations page of the Company’s web site at www.prosperitybanktx.com. The Nominating Committee consists of Charles A. Davis, Jr., William H. Fagan, M.D. and Ned S. Holmes, each of whom is an independent director in accordance with the Nasdaq Stock Market listing standards.

Director Nominations Process

The Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board of Directors. The Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and meet the criteria for nominees considered by the committee. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Nominating Committee’s resources, the Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the paragraph titled “Procedures to be Followed by Shareholders.”

Criteria for Director Nominees.

The Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. The Nominating Committee considers the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Nominating Committee deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations.

The Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Nominating Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the regulations of the Securities and Exchange Commission.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating Committee considers and reviews an existing director’s Board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Director Nominees.

Pursuant to the Nominating Committee Charter as approved by the Board of Directors, the Nominating Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process that the Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is set forth below.

Identification. For purposes of identifying nominees for the Board of Directors, the Nominating Committee will rely on personal contacts of the members of the Board of Directors as well as their knowledge of members of the Bank’s local communities. The Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the paragraph titled “Procedures to be Followed by Shareholders.” The Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Procedures to be Followed by Shareholders.

Any shareholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions in the Company’s Amended and Restated Bylaws. In order for a director nomination to be timely, a shareholder’s notice to the Company must be received at the Company’s offices no later than the close of the 60th day prior to the meeting.

The Nominating Committee will evaluate a candidate proposed by any single shareholder or group of shareholders that beneficially owned more than 5% of the Company’s Common Stock for at least one year (and will hold the required number of shares through the meeting of shareholders at which the election will occur) (“Qualifying Shareholder”) and that satisfies the notice, information and consent procedures set forth below.

To submit a recommendation of a director candidate, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating Committee, care of the Corporate Secretary, at the Company’s main office:

1. The name of the person recommended as a director candidate;

2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4. The name and address, as they appear on the Company’s books, of the shareholder making the recommendation; provided, however, that if the shareholder is not a registered holder of the Company’s Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s Common Stock; and

5. A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate proposed by a Qualifying Shareholder to be considered for nomination at the Company’s annual meeting of shareholders and the recommendation disclosed in the Company’s proxy statement, the recommendation must be received by the Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Shareholder Communications with Directors

Shareholders or other interested parties can contact any director or committee of the Board of Directors by writing to them in care of Corporate Secretary, Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Corporate Governance Committee.

In addition, the Board of Directors encourages directors to attend the annual meeting of shareholders. All twelve directors attended the Company’s 2004 annual meeting of shareholders held on April 20, 2004.

Code of Ethics

The Company’s Board of Directors has adopted a Code of Ethics that applies to all directors, officers and associates, including the Company’s President and Chief Executive Officer and senior financial officers. The Code of Ethics is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.prosperitybanktx.com.

Director Independence

The Board of Directors has determined that the following directors are independent directors under the corporate listing standards of the Nasdaq Stock Market: James A. Bouligny, Charles A. Davis, Jr., William H. Fagan, M.D., Ned S. Holmes, Charles J. Howard, M.D., S. Reed Morian, Tracy T. Rudolph, Harrison Stafford II and Robert Steelhammer.

The independent directors of the Company hold executive sessions from time to time at the conclusion of regular meetings of the Board of Directors. In 2004, the independent directors held two executive sessions.

Director Compensation

For 2004, directors of the Company received a fee of $1,800 for each meeting of the Company’s Board of Directors attended. Beginning in October 2004, directors of the Company also received a fee of $500 for each committee meeting attended, except the Chairman of the Audit Committee and the Chairman of the Corporate Governance Committee, who each received $750 for each committee meeting attended. For 2004, directors of the Bank received a $500 fee for each meeting of the Bank’s Board of Directors attended and a $300 fee for each committee meeting attended, but only if such committee meeting was held at a different time from the board meeting. Messrs. Holmes, Hunter, Mueller, Timanus and Zalman serve as directors of both the Company and the Bank.

For 2005, in addition to the director fees listed above, the Compensation Committee recommended, and the Board of Directors approved, an award of 500 shares of restricted stock to each non-employee director of the Company, to be effective upon the execution of award agreements between the Company and each director. The restricted stock awards will vest in full on January 31, 2006, provided that the individual is serving as a director of the Company at that time.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s President and Chief Executive Officer and the other four most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (the “named executive officers”) for each of the three fiscal years ended December 31, 2004:

	Year	Annual Compensation		Long Term Compensation	All Other Compensation (2)
Name and Principal Position		Salary(1)	Bonus	Securities Underlying Options
David Zalman President and Chief Executive Officer	2004 2003 2002	$381,300 321,300 301,300	$286,000 176,000 272,800	70,000 — 30,000	$12,800 10,200 9,400	(3)
H. E. Timanus, Jr. Executive Vice President and Chief Operating Officer	2004 2003 2002	286,600 272,300 257,900	207,400 149,000 232,400	50,000 — 30,000	8,700 7,600 7,000	(4)
David Hollaway Chief Financial Officer	2004 2003 2002	187,500 142,500 116,300	71,500 40,000 50,000	50,000 — —	6,000 6,000 5,500
James D. Rollins III Senior Vice President	2004 2003 2002	202,500 161,300 120,100	76,900 40,000 50,000	50,000 — 20,000	6,500 6,000 5,500
Peter Fisher(5) General Counsel	2004 2003 2002	196,300 185,000 46,300	30,000 15,000 15,000	20,000 — 30,000	5,700 5,500 1,400

(1)	Does not include amounts attributable to miscellaneous benefits received by the named executive officers. In the opinion of management of the Company, the costs to the Company of providing such benefits to any individual executive officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the officer.

(2)	Consists of matching contributions by the Company to the Company’s 401(k) Profit Sharing Plan, unless otherwise indicated.

(3)	Consists of matching contributions by the Company to the 401(k) Plan of $6,500, $6,000 and $5,500 in 2004, 2003 and 2002, respectively, and premiums paid by the Company on two life insurance policies for the benefit of Mr. Zalman.

(4)	Consists of matching contributions by the Company to the 401(k) Plan of $6,500, $6,000 and $5,500 in 2004, 2003 and 2002, respectively, and premiums paid by the Company on two life insurance policies for the benefit of Mr. Timanus.

(5)	Mr. Fisher joined the Company effective September 1, 2002, in connection with the Company’s acquisition of Paradigm Bancorporation, Inc.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning stock options granted to the named executive officers during the year ended December 31, 2004:

	Option Grants in Last Fiscal Year
	Number of Securities Underlying Options Granted	Individual Grants		Expiration Date
		Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price Per Share		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name					5%	10%
Peter Fisher	20,000	4.26%	$27.02	10/19/2014	$339,855	$861,258
David Hollaway	50,000	10.66	27.02	10/19/2014	849,637	2,153,146
James D. Rollins III	50,000	10.66	27.02	10/19/2014	849,637	2,153,146
H. E. Timanus, Jr.	50,000	10.66	27.02	10/19/2014	849,637	2,153,146
David Zalman	70,000	14.93	27.02	10/19/2014	1,189,491	3,014,404

(1)	Options to purchase 469,000 shares of Common Stock were granted to the Company’s employees during the year ended December 31, 2004.

(2)	These amounts represent certain assumed rates of appreciation based on the actual option term and annual compounding from the date of the grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on future performance of the Common Stock and overall stock market conditions. There can be no assurance that the stock appreciation amounts reflected in this table will be achieved.

Stock Options Exercises and Fiscal Year-End Option Values

The following table sets forth certain information concerning option exercises during the year ended December 31, 2004 and any value realized thereon by the named executive officers, and the number and value of unexercised options held by such executive officers at December 31, 2004:

	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the Money Options at December 31, 2004(2)
Name			Exerciseable	Unexercisable	Exercisable	Unexercisable
Peter Fisher	—	$—	16,866	44,000	$266,133	$288,600
David Hollaway	8,000	173,590	—	58,000	—	325,570
James D. Rollins III	4,000	83,260	1,000	87,000	22,835	795,995
H. E. Timanus, Jr.	—	—	—	80,000		478,950
David Zalman	—	—	—	100,000		522,750

(1)	The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date of exercise without considering any taxes which may have been owed.

(2)	The value is based on $29.21 per share, which was the closing sale price of the Common Stock reported on the Nasdaq Stock Market on December 31, 2004.

Stock Option Plans

1995 Stock Option Plan

As of December 31, 2004, the Company had outstanding options to purchase 88,000 shares of Common Stock issued pursuant to a stock option plan approved by the shareholders in 1995 (the “1995 Plan”) for officers and directors. Under the 1995 Plan, in most cases, the options vest ratably over a ten year period beginning on the date of the grant; however, pursuant to the incentive stock option agreement signed by each optionee prior to 1999, no options may be exercised until the optionee has completed five years of employment with the Company after the date of the grant. Notwithstanding the incentive stock option agreement, the 1995 Plan provides that the Board of Directors may in its sole discretion accelerate the time at which any option may be exercised. In 2004, the Company did not grant any options under the 1995 Plan. As of December 31, 2004, options to purchase an additional 20,000 shares were available for issuance under the 1995 Plan.

1998 Stock Incentive Plan

The Company’s Board of Directors and shareholders approved a stock incentive plan in 1998 (the “1998 Plan”) which authorizes the issuance of up to 920,000 shares of Common Stock upon the exercise of stock options or upon the exercise or grant, as the case may be, of other awards granted under the 1998 Plan. The 1998 Plan provides for the granting of incentive and nonqualified stock options to employees and nonqualified stock options to directors who are not employees. Options under the 1998 Plan generally must be exercised within 10 years following the date of grant or no later than three months after optionee’s termination with the Company, if earlier. The 1998 Plan also provides for the granting of shares of restricted stock, stock appreciation rights, phantom stock awards and performance awards on substantially similar terms. In 2004, the Company granted 469,000 options under the 1998 Plan. As of December 31, 2004, options to purchase 784,500 shares of Common Stock were outstanding under the 1998 Plan and 116,500 shares were available for issuance under the 1998 Plan.

2004 Stock Incentive Plan

In December 2004, the Company’s Board of Directors established the Prosperity Bancshares, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), which was approved by the Company’s shareholders on February 23, 2005. The 2004 Plan authorizes the issuance of up to 1,250,000 shares of Common Stock upon the exercise of options granted under the 2004 Plan or upon the grant or exercise, as the case may be, of other awards granted under the 2004 Plan. The 2004 Plan provides for the granting of incentive and nonqualified stock options to employees and nonqualified stock options to directors who are not employees. The 2004 Plan also provides for the granting of shares of restricted stock, stock appreciation rights, phantom stock awards and performance awards on substantially similar terms. As of the Record Date, no options or other awards had been granted under the 2004 Plan.

Assumed Plans

On September 1, 2002, the Company completed its merger with Paradigm Bancorporation, Inc. The options to purchase shares of Paradigm common stock which were outstanding at the effective time of the merger were converted into options to purchase 34,673 shares of the Company’s Common Stock at exercise prices ranging from $8.28 to $11.50 per share. The converted options are governed by the original plans under which they were issued. As of December 31, 2004, there were 14,782 options outstanding under the Paradigm option plans.

On November 1, 2003, the Company completed its merger with MainBancorp, Inc. A portion of the options to purchase shares of MainBancorp common stock which were outstanding at the effective time of the merger were converted, at the election of the holders, into options to purchase 100,851 shares of the Company’s Common Stock at exercise prices ranging from $8.03 to $16.26 per share. The converted options are governed by the original plans under which they were issued. As of December 31, 2004, there were 31,127 options outstanding under the MainBancorp option plans.

On August 1, 2004, the Company completed its merger with Liberty Bancshares, Inc. A portion of the options to purchase shares of common stock Liberty Bank, SSB, a wholly owned subsidiary of Liberty, which were outstanding at the effective time of the merger were converted, at the election of the holders, into options to purchase 107,948 shares of the Company’s Common Stock at exercise prices ranging from $3.66 to $7.79 per share. The converted options were governed by the original plan under which they were issued. As of December 31, 2004, no options were outstanding under the Liberty Bank option plan.

On March 1, 2005, the Company completed its merger with First Capital. The options to purchase shares of First Capital common stock which were outstanding at the effective time of the merger were converted into options to purchase 233,778 shares of the Company’s Common Stock at exercise prices ranging from $11.36 to $20.26 per share. The converted options are governed by the original plans under which they were issued.

Stock Option Expensing

Effective January 1, 2003, the Company adopted the fair value recognition provisions of FASB Statement No. 123 with respect to stock-based employee compensation. As a result, the Company records a compensation expense at the time a stock option is granted.

Employment Agreements

On January 18, 2005, the Bank entered into amended and restated employment agreements with each of David Zalman, the Company’s President and Chief Executive Officer, and H. E. Timanus, Jr., Prosperity’s Executive Vice President and Chief Operating Officer.

Each amended and restated employment agreement is for a term of three years and is automatically extended for an additional year each year thereafter, unless terminated in accordance with its terms; provided that the employment agreement shall not extend beyond the year in which Mr. Zalman or Mr. Timanus, as the case may be, turns 67. Each amended and restated employment agreement provides that if Mr. Zalman or Mr. Timanus, as the case may be, is terminated without cause or in connection with a change in control (including constructive termination) or upon death, such employee, or his legal representatives in the case of death, will be entitled to receive from the Bank a lump sum payment equal to three times such employee’s base salary then in effect. Further, in the event of termination of Mr. Zalman or Mr. Timanus as a result of disability, such employee will be entitled to receive an amount equal to the higher of (a) three times such employee’s base salary then in effect or (b) three times such employee’s base salary over the preceding five calendar years to be paid, at the employee’s option, in a lump sum cash payment or through the purchase of an annuity of a type to be selected by employee, subject to approval by the Company’s Compensation Committee. The amended and restated employment agreements do not contain non-compete restrictions. Each of Mr. Zalman and Mr. Timanus has the power to terminate his employment with the Bank on 30 days prior written notice.

In connection with the execution of the Agreement and Plan of Reorganization between the Company and First Capital, the Company and the Bank entered into an employment agreement with D. Michael Hunter. The employment agreement was effective upon completion of the merger on March 1, 2005. The employment agreement is for an initial term of three years and provides that Mr. Hunter will serve as Vice Chairman of the Company. The employment agreement entitles Mr. Hunter to a base salary of $300,000, eligibility for bonuses in 2006, plus reimbursement of certain business expenses and participation in certain employee benefit plans and stock based compensation programs. The employment agreement also entitles Mr. Hunter to receive payment of his base salary for the remainder of the term of the employment agreement upon the termination of his employment with Prosperity and/or Prosperity Bank for any reason other than cause, as a result of his death or disability or if he resigns for good reason (as defined in the employment agreement).

Compensation Committee Interlocks and Insider Participation

During 2004, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2004, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship requiring disclosure under “Interests of Management and Others in Certain Transactions.”

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report from the Compensation Committee of the Company describing the policies pursuant to which compensation was paid to executive officers of the Company and the Bank during 2004.

The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. James A. Bouligny, Charles Davis, Jr., Ned S. Holmes and Harrison Stafford II, each of whom the Board of Directors has determined to be an independent director, as defined in the Nasdaq Stock Market listing standards, serve on the Compensation Committee. This report describes the components of the Company’s executive officer compensation program and describes the basis on which the 2004 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company and the Bank.

Compensation Philosophy

The Company believes that compensation of its executive officers should enhance and reinforce the goals of the Company for profitable growth and continuation of a sound overall condition by providing key employees with additional financial rewards for the attainment of such growth and stable financial and operating conditions. The Compensation Committee believes that these goals are best supported by rewarding individuals for outstanding contributions to the Company’s success and by compensating its executive officers competitively with the compensation of similarly situated executive officers.

Base Salary

The Compensation Committee establishes base salary levels for each executive officer by comparison to competitive salary levels for the similar executive officer job functions at banks and bank holding companies of similar size in the Company’s market areas. This is not the same group used for comparison purposes in the Company’s performance graph. Base salaries approximate the median level of such competitive rates and are adjusted based on factors such as individual experience, individual performance, individual potential, cost of living considerations and specific issues particular to the Company as well as the Compensation Committee’s subjective judgment. Executive officer base salaries are considered by the Compensation Committee to be competitive and in the median range of comparative salaries.

The Compensation Committee monitors the base salary levels and the various incentives of the named executive officers of the Company to ensure that overall compensation is consistent with the Company’s objectives and remains competitive within the area of the Company’s operations. In setting the goals and measuring an executive’s performance against those goals, the Company considers the performance of its competitors and general economic and market conditions. None of the factors included in the Company’s strategic and business goals are assigned a specific weight. Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt the Company’s operations to specific business challenges and to reflect changing economic and marketplace conditions.

Incentive Compensation

The annual compensation of the Company’s named executive officers consists of a base salary and an annual bonus. The annual bonus awarded to the Company’s President and Chief Executive Officer and the Chief Operating Officer is a percentage of their current base salary and is primarily based on the financial performance of the Company. In determining the amount of the bonus, a target performance goal is established with respect to eight performance indicators, including total return, increase in earnings per share, increase in deposits, increase in assets, increase in loans, return on average equity, the efficiency ratio and increase in dividends. If the Company’s performance reaches the target goal with respect to a performance indicator, a participant will automatically receive a percentage of base salary attributable to the amount the actual performance exceeded the target. In addition, a bonus equal to 20% of base salary is in the sole discretion of the Compensation Committee. In the event the Company’s performance is less than the target for a performance indicator, no incentive compensation is payable for that particular indicator.

The determination of the annual bonus awarded to the Company’s Chief Financial Officer and Senior Vice President is similar to that discussed above with respect to the President and Chief Executive Officer and the Chief Operating Officer, with reduced payout limits.

Contributory Profit Sharing Plan

Each of the executive officers are participants in the Company’s contributory profit sharing plan established pursuant to Internal Revenue Code Section 401(k) covering substantially all employees. Under the 401(k) Plan, the Company may make matching contributions in its discretion. Currently, the Company matches 50% of an employee’s contributions to the plan, including contributions by the named executive officers, up to 15% of compensation, not to exceed the annual IRS contribution limit, excluding catch-up contributions.

Stock Options

Stock options have been the Company’s primary form of long-term incentive compensation. As of February 28, 2005, there were 906,909 options outstanding under the Company’s stock option plans, 336,866 of which are held by executive officers of the Company. During 2004, 240,000 stock options were granted to named executive officers of the Company.

The Compensation Committee will continue to monitor the base salary levels and the various incentives of the executive offices to ensure that overall compensation is consistent with the Company’s objectives and competitiveness in the marketplace.

2004 Compensation of the President and Chief Executive Officer

In reviewing the 2004 compensation of David Zalman, the Company’s President and Chief Executive Officer, the Compensation Committee reviewed all components of his compensation, including base salary, bonus, long-term incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the actual projected payout obligations under the Company’s salary continuation plan. A tally sheet setting forth all the above components was prepared and reviewed affixing dollar amounts under the various payout scenarios. In addition, the Compensation Committee reviewed his compensation history, executive compensation survey data and comparative performance information.

Upon recommendation by the Compensation Committee, the Board of Directors of the Bank set Mr. Zalman’s salary for 2004 at $400,000, effective April 2004. In addition, in recognition of both Mr. Zalman’s and the Company’s performance in 2004 and based on the criteria discussed above with respect to incentive compensation, the Compensation Committee recommended and the Board of Directors approved a bonus of $286,000 for Mr. Zalman for 2004. From time to time, the Compensation Committee will grant stock options to the named executive officers, including Mr. Zalman. In October 2004, Mr. Zalman was granted options to acquire 70,000 shares of Company Common Stock. The options vest in 20% increments beginning in October 2008. The amount contributed by the Company to the 401(k) plan for the benefit of Mr. Zalman in fiscal year 2004 was $6,500. The Compensation Committee believes that Mr. Zalman’s total compensation is reasonable and competitive based on comparative performance information and the overall performance of the Company.

The Compensation Committee

James A. Bouligny
Charles Davis, Jr.
Ned S. Holmes
Harrison Stafford II

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company’s Board of Directors, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board of Directors has determined that each Audit Committee member is independent in accordance with the listing standards of The Nasdaq Stock Market and that Harrison Stafford II is an “audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission.

In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” (ii) discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and (iii) satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 90, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the internal and external audit examinations.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2004, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of the independent registered public accounting firm and the Board concurred in such recommendation.

The Audit Committee

Harrison Stafford II, Chairman
James A. Bouligny
Robert Steelhammer

FEES AND SERVICES INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2004 and 2003 by Deloitte & Touche LLP:

	2004	2003
Audit fees (1)	$448,214	$166,000
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—

(1)	Includes fees billed for professional services rendered in connection with the audit and quarterly reviews of the Company’s consolidated financial statements, assistance with securities filings other than periodic reports and the audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Many of the directors, executive officers and principal shareholders of the Company and the Bank (i.e., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank. During 2004, the Bank made loans in the ordinary course of business to many of the directors, executive officers and principal shareholders of the Company and the Bank and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors, executive officers and principal shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to executive officers, directors and principal shareholders of the Company and the Bank satisfy the foregoing standards. As of December 31, 2004, all of such loans aggregated $7.4 million which was approximately 4.61% of the Company’s Tier 1 capital at such date. The Company expects the Bank to have such transactions or transactions on a similar basis with the directors, executive officers and principal shareholders of the Company and the Bank and their associates in the future.

The Bank leases 3,552 square feet for its Waugh Drive Banking Center in Houston, Texas from Parkway Investment Partners, L.P. Ned S. Holmes, the Company’s Chairman of the Board, is the Chairman and President of Parkway Investments/Texas, Inc., the sole general partner of Parkway Investment Partners, L.P. Mr. Holmes has no ownership interest in Parkway Investment Partners, L.P. or Parkway Investments/Texas, Inc. The lease is for a term of ten years and expires in February 2011, not including any optional renewal periods. The monthly rental payments for 2004 were approximately $6,000, subject to annual increases, and excluding the Bank’s pro rata share of maintenance and operating expenses.

The Bank previously leased 2,604 square feet from Cypress Trails Plaza, Ltd. (“Cypress Trails”), which previously housed Paradigm Bank’s Note Department and was closed following completion of the acquisition. William H. Fagan, M.D., a director of the Company, is a partner in Cypress Trails and Charles J. Howard, M.D., a director of the Company, is general partner of Cypress Trails. Although the lease expired in June 2005, the parties agreed to terminate the lease in 2004. The aggregate rent paid by the Bank in 2004 to Cypress Trails was approximately $28,400, excluding the Bank’s pro rata share of maintenance and operating expenses. In addition, the Bank paid a lump sum of $13,900 to Cypress Trails in connection with early termination of the lease. As of the Record Date, the Company had no transactions with Cypress Trails or with Messrs. Fagan and Howard, other than routine banking business.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of the March 7, 2005, by (i) directors and named executive officers of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (iii) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned(1)
Principal Shareholder
Wachovia Corporation	1,536,706	(2)	5.59%
Directors and Executive Officers
James A. Bouligny	316,012		1.15
Charles A. Davis, Jr.	71,920		*
William H. Fagan, M.D.	896,239	(3)	3.26
Peter Fisher	79,645	(4)	*
David Hollaway	76,952	(5)	*
Ned S. Holmes	1,277,831	(6)	4.65
Charles J. Howard, M.D.	436,993	(7)	1.59
D. Michael Hunter	417,880	(8)	1.51
S. Reed Morian	364,958		1.33
Perry Mueller, Jr., D.D.S.	320,370	(9)	1.17
James D. Rollins III	93,653	(10)	*
Tracy T. Rudolph	116,660		*
Harrison Stafford II	295,730	(11)	1.08
Robert Steelhammer	252,820	(12)	*
H. E. Timanus, Jr.	453,220	(13)	1.65
David Zalman	667,544	(14)	2.43
Directors and Executive Officers as a Group (16 persons)	6,138,427		22.20%

*	Indicates ownership which does not exceed 1.0%.

(1)	The percentage beneficially owned was calculated based on 27,471,396 shares of Common Stock issued and outstanding as of March 7, 2005. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)	The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2005 by Wachovia Corporation and includes shares held by each of Wachovia Securities, LLC, Evergreen Investment Management Company, J. L. Kaplan Associates, LLC, Calibre Advisory Services, Inc. and Wachovia Bank, N.A. Wachovia Securities, LLC, Evergreen Investment Management Company, J. L. Kaplan Associates, LLC and Calibre Advisory Services, Inc. are investment advisors for mutual funds and/or other clients; the securities reported by these subsidiaries are beneficially owned by such mutual funds and other clients. Wachovia Bank, N.A. holds the securities in a fiduciary capacity its customers.

(3)	Includes 80,041 held of record by Dr. Fagan’s spouse.

(4)	Includes 4,097 shares held of record by Prosperity’s 401(k) Plan as custodian for Mr. Fisher, 2,972 shares held of record by an IRA account and 16,866 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(5)	Includes 952 shares held of record by the Company’s 401(k) Plan as custodian for the wife of Mr. Hollaway.

(6)	Consists of 534,470 shares held directly, 370,070 shares held of record by HF Properties, Ltd. of which Mr. Holmes is managing partner, 64,480 shares held of record by Mr. Holmes as custodian for Erin E. Holmes, 57,970 shares held of record by Mr. Holmes as custodian for Allison S. Holmes, 186,646 shares held of record by the Ned S. Holmes Profit Sharing Plan, 2,480 shares held by an exempt trust, of which Mr. Holmes is the trustee, 2,480 shares held by an exempt trust, of which Mr. Holmes is the trustee, 27,500 shares held of record by a trust for the benefit of Mr. Holmes’ daughter, of which Mr. Holmes is trustee, 27,500 shares held of record by a trust for the benefit of Mr. Holmes’ daughter, of which Mr. Holmes is trustee and 4,235 shares held of record by the Downie 1998 Children’s Trust, of which Mr. Holmes is trustee.

(7)	Includes 40,157 shares held of record by Dr. Howard’s spouse.

(8)	Includes 35,291 shares registered in the name of Aransas Partners, over which Mr. Hunter exercises voting control, 9,427 shares held of record by an IRA account and 133,687 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(9)	Includes 256,358 shares held of record by an IRA account, 55,458 shares held of record in a special trust, of which Dr. Mueller is the trustee and 3,019 shares held of record by Dr. Mueller’s wife. Dr. Mueller expressly disclaims beneficial ownership of the 3,019 shares held of record by his spouse.

(10)	Includes 22,137 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Rollins, 30,000 shares held of record by an IRA account, 4,000 shares held of record by his spouse’s IRA account and 11,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(11)	Includes 180,400 shares held of record by the Harrison Stafford Investment Partnership, of which Mr. Stafford is general partner and 3,200 shares held of record by Mr. Stafford’s wife.

(12)	Includes 820 shares held of record by the Steelhammer & Miller, P.C. 401(k) plan for the benefit of Mr. Steelhammer.

(13)	Includes 433,520 shares held of record by Dooley Investments, Ltd. of which Mr. Timanus and his wife are the general partners and 7,500 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(14)	Includes 13,616 shares held of record by Mr. Zalman as custodian for his minor children and 7,500 shares which may be acquired within 60 days pursuant to the exercise of stock options.

PERFORMANCE GRAPH

The following Performance Graph compares the cumulative total shareholder return on the Company’s Common Stock for the period beginning at the close of trading on December 31, 1999 to December 31, 2004, with the cumulative total return of the S&P 500 Total Return Index and the Nasdaq Bank Index for the same period. Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested on December 31, 1999 in the Company’s Common Stock, the S&P 500 Total Return Index and the Nasdaq Bank Index. The historical stock price performance for the Company’s Common Stock shown on the graph below is not necessarily indicative of future stock performance.

Composite of Cumulative Total Return

Prosperity Bancshares, Inc., the S&P 500 Total Return Index

and the Nasdaq Bank Index

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Prosperity Bancshares, Inc.	100.00	126.23	175.39	250.19	301.88	394.16
S&P 500*	100.00	91.20	80.42	62.64	80.62	89.47
NASDAQ Bank Index*	100.00	114.23	123.68	126.65	162.92	186.45

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005.

Used with permission. All rights reserved. crsp.com.

Source: SNL Financial LC, Charlottesville, VA

© 2005

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the “SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16 forms they file.

Based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2004, all Section 16(a) reporting requirements applicable to the its officers, directors and greater than 10% shareholders were complied with, except that Peter Fisher was late in filing a Form 4 to report a stock option grant and David Hollaway was late in filing a Form 4 to report a stock option exercise. Those transactions have been reported to the SEC.

PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2005. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm continuously for nine years.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Deloitte & Touche LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2005 fiscal year is not required by the Company’s bylaws, state law or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2005 fiscal year if they determine that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2005 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2005 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices not later than November 18, 2005. Shareholder proposals should be submitted to the Secretary of the Company at Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.

In addition, the Company’s Amended and Restated Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company’s offices not later than the close of business on the 60th day prior to the meeting. Such notice to the Company must also provide certain information set forth in the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, to any shareholder upon written request to James D. Rollins III, Senior Vice President, Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

Ned S. Holmes
Chairman of the Board

PROSPERITY BANCSHARES, INC. C 1234567890 J N T MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MMMMMMMMMMMM 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

Mark this box with an X if you have made changes to your name or address details above. Annual Meeting Proxy Card

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the following proposals unless otherwise indicated. A Election of Directors 1. ELECTION of four Class I directors to serve until the 2008 annual meeting of shareholders and one Class II director to serve until the 2006 annual meeting of shareholders, and each until their successors are duly elected and qualified or until their earlier resignation or removal. Class I nominees: For Withhold 01 - William H. Fagan, M.D. 02 - D. Michael Hunter 03 - Perry Mueller, Jr., D.D.S. 04 - Harrison Stafford II Class II nominee: For Withhold 01 - S. Reed Morian B Ratification of Independent Registered Public Accounting Firm The Board of Directors recommends a vote FOR the following proposal. For Against Abstain

2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2005.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign your name exactly as it appears above. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

Proxy - PROSPERITY BANCSHARES, INC.

2005 Annual Meeting of Shareholders to be held on Tuesday, April 19, 2005

This Proxy is Solicited on Behalf of the Board of Directors.

The 2005 Annual Meeting of Shareholders of Prosperity Bancshares, Inc. (the “Company”) will be held at Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas, on Tuesday, April 19, 2005, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2005 Annual Meeting of Shareholders and Proxy Statement dated March 18, 2005 accompanying this proxy.

The undersigned hereby appoints Ned S. Holmes and David Zalman, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2005 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director named herein and (2) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2005.

(Continued From Other Side)